UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         COMPETITIVE TECHNOLOGIES, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                              36-2664428
--------                                                              ----------
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

777 Commerce Drive, Fairfield, Connecticut                                 06825
------------------------------------------                                 -----
(Address of Principal Executive Offices)                              (Zip Code)

                   Competitive Technologies, Inc. 401(K) Plan
                   ------------------------------------------
                            (Full title of the plan)

                     JOHN B. NANO, CHIEF EXECUTIVE OFFICER
                         COMPETITIVE TECHNOLOGIES, INC.
                               777 COMMERCE DRIVE
                          FAIRFIELD, CONNECTICUT 06825
                                 (203) 368-6044
                                 --------------
    (Name, address and telephone, including area code, of agent for service)

                                with a copy to:
                            M. RICHARD CUTLER, ESQ.
                                CUTLER LAW GROUP
                             3206 WEST WIMBLEDON DR
                               AUGUSTA, GA 30909
                                 (706) 737-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                     Accelerated filer         [ ]

Non-accelerated filer   [ ]                     Smaller reporting company [X]
(Do not check if a smaller reporting company)


CALCULATION OF REGISTRATION FEE

                                         PROPOSED
                                         MAXIMUM    PROPOSED
                                         OFFERING   MAXIMUM         AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE      PRICE PER  AGGREGATE       REGISTRATION
TO BE REGISTERED       REGISTERED        SHARE      OFFERING PRICE  FEE
---------------------  ----------------  ---------  --------------  ------------
Common Stock, par
value $0.01 per share  33,333 shares(1)  $ 1.50(2)  $       50,000  $       2.79
---------------------  ----------------  ---------  --------------  ------------

(1) Issuable pursuant to the "Competitive Technologies, Inc. 401(K) Plan"
(2) Offering price is the closing price of our common stock on the date the contribution to the 401(k) was authorized, February 25, 2009

                                EXPLANATORY NOTE
                                ----------------

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2008 filed on October 28, 2008.

     (b) The Registrant's Current Reports on Form 8-K filed on August 1, 2008, December 8, 2008, December 16, 2008, January 15, 2009, January 23, 2009, and February 26, 2009 (two reports).

     (c) The Registrant's Quarterly Reports on Form 10-Q filed on December 12, 2008 and March 17, 2009.

     (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on April 2, 1984, file No. 1-8696, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
---------------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Cutler Law Group. A member of that firm was issued an aggregate of 50,000 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

     Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of CTT) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Our bylaws further provide that our Board of Directors may by a vote of a majority of the full Board of Directors, authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

Not applicable.

Item 8. Exhibits.
----------------

     4.1 Unofficial restated certificate of incorporation of the Registrant as amended to date, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 on April 1, 1998, File Number 333-49095 and hereby incorporated by reference.

     4.2 By-laws of the Registrant, as amended effective October 14, 2005, filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2005, filed December 12, 2005, and hereby incorporated by reference.

     4.3 Competitive Technologies, Inc. 401(K) Plan, filed as exhibit 4.3 to the Registrant's registration statement on Form S-8 filed November 12, 2007, and hereby incorporated by reference.

     5.1 Opinion of Cutler Law Group as to the legality of shares being registered.

     23.1 Consent of Cutler Law Group (included in opinion of counsel filed as Exhibit 5).

     23.2     Consent of Mahoney Cohen & Company, CPA, P.C.

Item 9. Undertakings.
--------------------

(a)     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Sec. 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (Sec. 239.13 of this chapter) or Form F-3 (Sec. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) that is part of the registration statement.

          (C) Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Sec. 239.11 of this chapter) or Form S-3 (Sec. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Sec. 229.1100(c)).

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on March 23, 2009.

                              COMPETITIVE TECHNOLOGIES, INC.


                              By: \s\ John B. Nano
                                  ----------------
                              JOHN B. NANO, CHAIRMAN, PRESIDENT AND CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----

\s\ John B. Nano              Chairman, President and          March 23, 2009
----------------              CEO, Interim CFO (Principal
John B. Nano                  Executive, Financial and
                              Accounting Officer)

\s\ Rustin Howard             Director                         March 23, 2009
-----------------
Rustin Howard


\s\ William L. Reali          Director                         March 23, 2009
--------------------
William L. Reali


\s\ Richard D. Hornidge, Jr.  Director                         March 23, 2009
----------------------------
Richard D. Hornidge, Jr.


\s\ Ralph S. Torello          Director                         March 23, 2009
--------------------
Ralph S. Torello


\s\ Joel M. Evans             Director                         March 23, 2009
-----------------
Joel M. Evans, MD

EXHIBIT 5.1



CUTLER LAW GROUP                                        M. Richard Cutler, Esq.*
Attorneys at Law                                        M Gregory Cutler, Esq.**
                                                 *Admitted in California & Texas
www.cutlerlaw.com                                          **Admitted in Florida

Competitive Technologies, Inc.
777 Commerce Drive
Fairfield, CT 06825

Ladies and Gentlemen:

     You have requested our opinion as counsel for Competitive Technologies, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 33,333 shares of Company common stock issuable in connection with the Competitive Technologies, Inc. 401(K) Plan.

     We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about March 20, 2009 (the "Registration Statement"). We further have examined the Certificate of Incorporation, Bylaws, and applicable minutes of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of common stock covered by the Registration Statement will be legally issues, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              \s\ M. Richard Cutler
                              ---------------------
                              Cutler Law Group

EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Competitive  Technologies,  Inc.
Fairfield,  Connecticut

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 28, 2008, relating to the consolidated financial statements of Competitive Technologies, Inc. appearing in the Company's 2008 Form 10-K for the year ended July 31, 2008.


                                        \s\ Mahoney Cohen & Company, CPA, P.C.
                                        --------------------------------------
                                        Mahoney  Cohen  &  Company,  CPA,  P.C.
                                        New  York,  New  York
                                        March 20, 2009